UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2023

DRAX, INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Wyoming	333-253043	85-3564745
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2232 Dell Range Blvd St, Cheyenne, Wyoming	92081
(Address of principal executive offices)	(Zip Code)

(760) 739-0069
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

Item 5.02 (a)	Resignation of Existing Director.

Virgil Enriquez resigned from the company in all Officer/Director Secretary & Treasurer positions  of Drax, Industries Inc. (the “Company”) effective September 1, 2023 This resignation was not the result of any dispute or disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

Roger Pawson as Interim President, Secretary, Treasurer & Officer was simultaneously elected along with the resignation of Virgil Enriquez.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAX, INDUSTRIES Inc.
(Registrant)

Date: September 5, 2023
/s/ Roger Pawson
Roger Pawson
Interim President, Secretary, Treasurer & Officer